Exhibit 99

Silicon Labs Announces Third Quarter 2017 Results

— Achieves All-Time Record Revenue —

AUSTIN, Texas — Oct. 25, 2017 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its third quarter ended September 30, 2017. Revenue in the third quarter ended at the high end of guidance at $199 million, up from $190 million in the second quarter, and establishing a new all-time record. Third quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.46 and $0.90, respectively.

“We are very pleased with our third quarter results, achieving record revenue in IoT and Infrastructure, and in total,” said Tyson Tuttle, CEO of Silicon Labs. “Our portfolio is well positioned in high-quality growth markets, including IoT, infrastructure, green energy, and data communications, where we generate more than 70% of our total revenue, offering a long runway for growth and share gains.”

Third Quarter Financial Highlights

•                  IoT revenue established a record, increasing to $100 million, up 2% sequentially and 23% year-on-year.

•                  Infrastructure revenue increased to $39 million, up 2% sequentially and 1% year-on-year.

•                  Broadcast revenue increased to $43 million, up 17% sequentially and 6% year-on-year.

•                  Access revenue declined to $17 million, down 3% sequentially and year-on-year.

On a GAAP basis:

•                  GAAP gross margin was 58.7%.

•                  GAAP R&D expenses were $52 million.

•                  GAAP SG&A expenses were $40 million.

•                  GAAP operating income as a percentage of revenue was 12.6%.

•                  GAAP diluted earnings per share were $0.46.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                  Non-GAAP gross margin was 58.8%.

•                  Non-GAAP R&D expenses were $41 million.

•                  Non-GAAP SG&A expenses were $32 million.

•                  Non-GAAP operating income as a percentage of revenue was 21.8%.

•                  Non-GAAP diluted earnings per share were $0.90.

Product Highlights

•                  Launched the Si72xx magnetic sensor portfolio, featuring the industry’s most flexible, configurable and feature-rich Hall-effect magnetic sensors.

•                  Introduced a comprehensive USB Type-C™ reference design, simplifying the development of rechargeable battery packs used to power portable devices.

•                  Launched the Si5381/82/86 wireless clock family, leveraging Silicon Labs’ DSPLL technology to deliver an advanced timing solution that combines 4G/LTE and Ethernet clocking in a single IC.

•                  Introduced the high-performance Si5332 clock family, offering the industry’s most integrated timing solution for 10/25/100G networking and storage applications.

•                  Launched the Si522xx PCIe clock family, providing ultra-low jitter, high integration and very low power for applications using PCI Express® (PCIe®) Gen 1/2/3/4.

•                  Introduced a new portfolio of Global and Dual Eagle AM/FM receivers and digital radio tuners, and Digital Falcon coprocessors, enabling automakers and Tier 1 suppliers to address all automotive infotainment market segments.

Business Outlook

The company expects revenue in the fourth quarter to be in the range of $195 million to $201 million, and also estimates the following:

On a GAAP basis:

•                                          GAAP gross margin at approximately 58.5%.

•                                          GAAP operating expenses at approximately $91.0 million.

•                                          GAAP effective tax rate at 11.0%.

•                                          GAAP diluted earnings per share between $0.40 and $0.46.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•                                          Non-GAAP gross margin at 58.5%.

•                                          Non-GAAP operating expenses at approximately $73.5 million.

•                                          Non-GAAP effective tax rate at 11.0%.

•                                          Non-GAAP diluted earnings per share between $0.83 and $0.89.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 8462249. The replay will be available through November 25, 2017.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Revenues	$198,723	$178,083	$567,849	$515,016
Cost of revenues	82,149	69,880	232,922	202,988
Gross margin	116,574	108,203	334,927	312,028
Operating expenses:
Research and development	52,000	48,437	156,756	149,118
Selling, general and administrative	39,606	38,034	119,587	116,716
Operating expenses	91,606	86,471	276,343	265,834
Operating income	24,968	21,732	58,584	46,194
Other income (expense):
Interest income and other, net	1,923	273	4,094	449
Interest expense	(4,764)	(643)	(9,265)	(1,939)
Income before income taxes	22,127	21,362	53,413	44,704
Provision for income taxes	2,178	1,344	1,469	3,319
Net income	$19,949	$20,018	$51,944	$41,385

Earnings per share:
Basic	$0.47	$0.48	$1.23	$0.99
Diluted	$0.46	$0.47	$1.20	$0.98

Weighted-average common shares outstanding:
Basic	42,553	41,614	42,376	41,673
Diluted	43,374	42,307	43,194	42,263

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended September 30, 2017
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$198,723

Gross margin	116,574	58.7%	$281	$—	$—	$116,855	58.8%

Research and development	52,000	26.2%	5,411	5,187	—	41,402	20.8%

Selling, general and administrative	39,606	19.9%	5,663	1,647	161	32,135	16.2%

Operating income	24,968	12.6%	11,355	6,834	161	43,318	21.8%

	Three Months Ended September 30, 2017
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Non-cash Interest Expense*	Income Tax Adjustments	Non-GAAP Measure
Net income	$19,949	$11,355	$6,834	$161	$2,674	$(1,796)	$39,177

Diluted shares outstanding	43,374						43,374

Diluted earnings per share	$0.46						$0.90

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

	Three Months Ending December 30, 2017
Business Outlook	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	58.5%	0.0%	58.5%

Operating expenses	$91.0	$17.5	$73.5

Effective tax rate	11.0%	0.0%	11.0%

Diluted earnings per share - low	$0.40	$0.43	$0.83

Diluted earnings per share - high	$0.46	$0.43	$0.89

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$236,459	$141,106
Short-term investments	482,396	153,961
Accounts receivable, net	76,188	74,401
Inventories	72,895	59,578
Prepaid expenses and other current assets	37,563	61,805
Total current assets	905,501	490,851
Long-term investments	5,471	5,196
Property and equipment, net	129,075	129,559
Goodwill	288,629	276,130
Other intangible assets, net	89,859	103,565
Other assets, net	59,251	76,543
Total assets	$1,477,786	$1,081,844

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,857	$39,577
Accrued expenses	60,376	50,100
Deferred income on shipments to distributors	56,701	45,568
Income taxes	4,057	4,450
Total current liabilities	159,991	139,695
Long-term debt	—	72,500
Convertible debt	338,717	—
Other non-current liabilities	36,246	42,691
Total liabilities	534,954	254,886
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,562 and 41,889 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	4	4
Additional paid-in capital	87,004	24,463
Retained earnings	856,159	801,999
Accumulated other comprehensive income (loss)	(335)	492
Total stockholders’ equity	942,832	826,958
Total liabilities and stockholders’ equity	$1,477,786	$1,081,844

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2017	October 1, 2016
Operating Activities
Net income	$51,944	$41,385
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	11,068	9,912
Amortization of other intangible assets and other assets	20,531	21,461
Amortization of debt discount and debt issuance costs	6,984	—
Stock-based compensation expense	33,007	30,057
Income tax shortfall from stock-based awards	—	(1,611)
Deferred income taxes	(5,703)	(1,460)
Changes in operating assets and liabilities:
Accounts receivable	(1,587)	(11,322)
Inventories	(13,196)	(1,558)
Prepaid expenses and other assets	23,506	7,404
Accounts payable	1,746	1,280
Accrued expenses	9,720	8,930
Deferred income on shipments to distributors	11,039	11,573
Income taxes	(424)	1,459
Other non-current liabilities	(7,269)	(10,891)
Net cash provided by operating activities	141,366	106,619

Investing Activities
Purchases of available-for-sale investments	(471,938)	(131,741)
Sales and maturities of available-for-sale investments	143,765	129,511
Purchases of property and equipment	(10,494)	(8,545)
Purchases of other assets	(2,622)	(4,994)
Acquisition of business, net of cash acquired	(13,658)	—
Net cash used in investing activities	(354,947)	(15,769)

Financing Activities
Proceeds from issuance of long-term debt, net	389,468	—
Payments on debt	(72,500)	(5,000)
Repurchases of common stock	—	(40,543)
Payment of taxes withheld for vested stock awards	(14,870)	(10,148)
Proceeds from the issuance of common stock	6,836	8,451
Payment of acquisition-related contingent consideration	—	(9,500)
Net cash provided by (used in) financing activities	308,934	(56,740)

Increase in cash and cash equivalents	95,353	34,110
Cash and cash equivalents at beginning of period	141,106	114,085
Cash and cash equivalents at end of period	$236,459	$148,195